As filed with the Securities and Exchange Commission on August 6, 2021

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LIVE OAK BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

North Carolina	26-4596286
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1741 Tiburon Drive Wilmington, North Carolina	28403
(Address of Principal Executive Offices)	(Zip Code)

Live Oak Bancshares, Inc. Amended and Restated 2015 Omnibus Stock Incentive Plan

Live Oak Bancshares, Inc. 2008 Amended Incentive Stock Option Plan

Live Oak Bancshares, Inc. 2008 Amended Nonstatutory Stock Option Plan

(Full title of the plan)

Gregory W. Seward

General Counsel

Live Oak Bancshares, Inc.

1741 Tiburon Drive

Wilmington, North Carolina 28403

(Name and address of agent for service)

910-790-5867

(Telephone number, including area code, of agent for service)

COPIES TO:

Todd H. Eveson

Jonathan A. Greene

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

Telephone: (919) 781-4000

Facsimile: (919) 781-4865

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Voting Common Stock, no par value per share, reserved for issuance pursuant to Stock Plans	2,005,663	$60.20	$120,740,912.60	$13,172.83

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of the Registrant’s voting common stock that may become issuable under the Amended and Restated 2015 Omnibus Stock Incentive Plan, the 2008 Amended Incentive Stock Option Plan, and the 2008 Amended Nonstatutory Stock Option Plan, or as a result of any future stock splits, stock dividends or similar adjustments of the Registrant’s outstanding voting common stock.

(2)

Estimated solely for the purpose of calculating the Registration Fee, based upon the average of the high and low prices of the Registrant’s voting common stock on the Nasdaq Global Select Market on August 2, 2021 in accordance with Rule 457(c) and (h) of the Securities Act.

EXPLANATORY NOTE

This registration statement registers 2,005,663 shares of voting common stock, no par value per share, of Live Oak Bancshares, Inc. (the “Company”) relating to the Company’s Amended and Restated 2015 Omnibus Stock Incentive Plan, 2008 Amended Incentive Stock Option Plan, and 2008 Amended Nonstatutory Stock Option Plan (collectively, the “Plans”). The issuance of the shares of voting common stock being registered on this registration statement has been previously approved by the Company’s shareholders.

The Company filed a Registration Statement on Form S-8 (No. 333-206547) on August 24, 2015 (the “Initial S-8”) for the purpose of registering shares of voting common stock relating to the Plans. The Company also filed Registration Statements on Form S-8 on May  27, 2016 (No. 333-211663), and June  7, 2018 (No. 333-225481) for the purpose of registering additional shares of voting common stock relating to its Amended and Restated 2015 Omnibus Stock Incentive Plan (the “Subsequent S-8s”). The contents of the Initial S-8 and the Subsequent S-8s, including periodic reports filed after the initial S-8 and the Subsequent S-8s to maintain current information about the Company, are incorporated by reference into this Registration Statement.

At its annual meeting of shareholders held on May 11, 2021, the Company’s shareholders approved an amendment to the Company’s 2015 Omnibus Stock Incentive Plan to increase the number of shares available for issuance upon the grant of equity awards under the Omnibus Plan by 2,000,000 shares. This registration statement also registers 5,663 shares that the Company has determined are issuable under the Plans but were not registered on the Initial S-8 or the Subsequent S-8s.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents heretofore filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)

The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on February 25, 2021, which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the Commission on May 5, 2021;

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed with the Commission on August 4, 2021;

(d)	The Registrant’s Current Reports on Form 8-K filed with the Commission on February 4, 2021; February 23, 2021; February 24, 2021; May 3, 2021; May 11, 2021; May 12, 2021; and June 30, 2021 and

(e)

The description of the Registrant’s voting common stock contained in the Registration Statement on Form S-1, as amended (File No. 333-205126), which description is incorporated by reference into the Form 8-A/A filed with the Commission on July 15, 2015, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendment or report filed for the purpose of updating such description.

All documents filed, but not furnished, by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered under this Registration Statement have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. In no event, however, will any of the information, including exhibits, that the Registrant discloses under Item 2.02 and Item 7.01 of any report on Form 8-K that has been or may from time to time be furnished to the Commission be incorporated by reference into or otherwise become a part of this Registration Statement.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Articles of Incorporation of Live Oak Bancshares, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 filed on June 19, 2015)

3.2	Amended Bylaws of Live Oak Bancshares, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s amended Registration Statement on Form S-1 filed on July 13, 2015)

4.1	Form of Voting Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 filed on June 19, 2015)

5.1	Opinion of Wyrick Robbins Yates & Ponton LLP

10.1	2008 Incentive Stock Option Plan, as amended (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1 filed on June 19, 2015)

10.2.1	2008 Nonstatutory Stock Option Plan, as amended (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 filed on June 19, 2015)

10.2.2	Amendment to 2008 Nonstatutory Stock Option Plan effective July 1, 2019 (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed on August 6, 2019)

10.3	Amended and Restated 2015 Omnibus Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 27, 2016)

10.4	Amendment to Amended and Restated 2015 Omnibus Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 18, 2018)

10.5	Amendment to Amended and Restated 2015 Omnibus Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 12, 2021)

23.1	Consent of Dixon Hughes Goodman LLP

23.2	Consent of Wyrick Robbins Yates & Ponton LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page to this Registration Statement)

[THE NEXT PAGE IS THE SIGNATURE PAGE]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of North Carolina, on the 6th day of August, 2021.

Live Oak Bancshares, Inc.

By:	/s/ James S. Mahan III
James S. Mahan III
Chairman and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of Live Oak Bancshares, Inc., do hereby constitute and appoint S. Brett Caines and Gregory W. Seward, or either of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date

/s/ James S. Mahan III	August 6, 2021
James S. Mahan III Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ S. Brett Caines	August 6, 2021
S. Brett Caines Chief Financial Officer (Principal Financial Officer)

/s/ J. Wesley Sutherland	August 6, 2021
J. Wesley Sutherland Chief Accounting Officer (Principal Accounting Officer)

/s/ William L. Williams III	August 6, 2021
William L. Williams III Vice Chairman of the Board of Directors

/s/ Neil L. Underwood	August 6, 2021
Neil L. Underwood President and Director

/s/ Miltom E. Petty	August 6, 2021
Miltom E. Petty Director

/s/ William H. Cameron	August 6, 2021
William H. Cameron Director

/s/ Diane B. Glossman	August 6, 2021
Diane B. Glossman Director

/s/ Glen F. Hoffsis	August 6, 2021
Glen F. Hoffsis Director

/s/ Tonya Williams Bradford	August 6, 2021
Tonya Williams Bradford Director

/s/ David G. Lucht	August 6, 2021
David G. Lucht Director